Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.  333-130913, 333-130912) and Form  S-8 (Nos. 333-52277, 333-120508, 333-124910,  333-143670, 333-143671, 333-151711, 333-160389, 333-160392) of Progenics Pharmaceuticals, Inc. of our report dated March 10, 2010 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 10, 2010